REMEDENT USA, INC.
                                 1220 Birch Way
                               Escondido, CA 92027

                 Goods: Toothbrushes (Electric or non-electric)
                    Date of First Use in Commerce: 10/06/1999






                              "THE ONLY TOOTHBRUSH
                               OFFICIALLY ENDORSED
                                     BY THE
                                  TOOTH FAIRY."

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                               REMEDENT USA, INC.
                                 1220 Birch Way
                               Escondido, CA 92027

                 Goods: Toothbrushes (Electric or non-electric)
                    Date of First Use in Commerce: 09/03/1999





                                "THREE HEADS ARE
                                DEFINITELY BETTER
                                   THAN ONE."